Exhibit 10.q

AMENDMENT NO. 3

AMENDED AND RESTATED ADVISORY CONTRACT

THIS AMENDMENT NO. 3 is made as of January 17, 2008, between B. F. Saul Company (the “Advisor) and B. F. Saul Real Estate Investment Trust (the “Trust”).

WHEREAS, the Advisor and the Trust entered into an Amended and Restated Advisory Contract (the ‘Contract”) effective as of October 1, 2005, Amendment No. 1 to Amended and Restated Advisory Contract, made as of April 3, 2006, and Amendment No. 2 to Amended and Restated Advisory Contract, made as of January 18, 2007, which the Advisor and the Trust now wish to amend in certain respects, in accordance with and as contemplated by Paragraph 8.B. of said Contract, in order to adjust the Advisor’s monthly based compensation,

NOW THEREFORE, in consideration of the premises and of the mutual covenants therein and herein contained, it is agreed that the Amended and Restated Advisory Contract is amended as follows:

Paragraph 3.A. is amended by changing the Advisory Fee from $610,000 to $628,300 per month, of which the Trust is obligated to pay, less any amount contributed by Dearborn, L.L.C. pursuant to its contract. The change in the Advisory Fee shall be effective as of January 1, 2008.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.

B. F. SAUL REAL ESTATE INVESTMENT TRUST

By:	/s/ B. Francis Saul III
B. Francis Saul III
Senior Vice President

B. F. SAUL COMPANY

By:	/s/ Ross E. Heasley
Ross E. Heasley
Vice President